CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 12, 2012 relating to the financial statements and financial highlights which appears in the September 30, 2012 Annual Report to the Board of Directors and Shareholders of the Brandywine Advisors Midcap Growth Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

September 30, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 12, 2012 relating to the financial statements and financial highlights which appears in the September 30, 2012 Annual Report to the Board of Directors and Shareholders of Brandywine Fund, Inc. and Brandywine Blue Fund (a series of Brandywine Blue Fund, Inc.), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

September 30, 2013